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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                MAIL-WELL, INC.
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            (Exact name of registrant as specified in its charter)


         DELAWARE                                         84-1250533
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(State of incorporation)                       (IRS Employer Identification No.)


23 INVERNESS WAY EAST, ENGLEWOOD, COLORADO                  80112
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(Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be registered                                each class is to be registered
----------------                                ------------------------------

Common Stock, $0.01 Par Value                   New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

None
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Item 1:  Description of Registrant's Securities to be Registered

Common Stock, $0.01 Par Value

The capital stock of Mail-Well, Inc. (the "Company") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Company's Common Stock with a par value of $0.01 per share. Holders of the Common Stock are entitled to one vote per share at all meetings of stockholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights, nor are there any redemption or sinking fund provisions and there is no liability to further calls or to assessments by the Company.

Item 2.  Exhibits

         1. All exhibits required by Instruction II to Item 2 will be supplied to the Exchange.

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SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                             Mail-Well, Inc.

                                             /s/ Paul V. Reilly
                                             ------------------------------
                                             By:    Paul V. Reilly
                                                    V.P.-Chief Financial Officer


Dated:  December 9, 1996